Exhibit 10.15

DATED	2013

(1) ST JAMES'S PLACE UK PLC

- and -

(2) ARC WKSOTUK001, LLC

AGREEMENT for the sale of Land lying to the North West of Reginald Mitchell Way, Tunstall

CONTENTS

1.MAIN DETAILS    1
2.DEFINITIONS AND INTERPRETATION    1
3.AGREEMENT    2
4.STANDARD CONDITIONS    3
5.VAT    3
6.TITLE    5
7.DEPOSIT    5
8.INSURANCE    5
9.TRANSFER    5
10.COMPLETION    5
11.REGISTRATION ISSUES RELATING TO THIS AGREEMENT    5
12.ARREARS OF RENT, ETC    6
13.POSSESSION    6
14.CAPITAL ALLOWANCES    7
15.ENTIRE AGREEMENT    7
16.RIGHTS OF THIRD PARTIES    7
17.JURISDICTION    7
18.ENVIRONMENTAL MATTERS    7
19.CONFIDENTIALITY    8
20.OPINION LETTER    8
21.JURISDICTION    8
SCHEDULE 1: DOCUMENTS8
SCHEDULE 2: TENANCY DOCUMENTS8
APPENDIX 1: AGREED FORM OF THE TRANSFER11
APPENDIX 2: AGREED FORM OF OPINION LETTER12

THIS AGREEMENT is made on     2013
BETWEEN the Seller and the Buyer named in the main details set out in clause 1.

1.	MAIN DETAILS

Seller:	ST JAMES'S PLACE UK PLC (company number 02628062) whose registered office is at St James's Place House, 1 Tetbury House, Cirencester GL7 1FP
Buyer:
ARC WKSOTUK001, LLC (company registered in Delaware) whose registered office is at 2711 Centerville Road, Suite 400, Wilmington, 19808 Delaware and whose address for service in the UK is Moor Park Capital Partners, York House, 45 Seymour Street, London W1H 7JT

Property:	all that freehold property known as Land lying to the North West of Reginald Mitchell Way, Tunstall being the whole of the property registered at the Land Registry under title number SF442793
Purchase Price:	Three Million Three Hundred Thousand Pounds (£3,300,000) exclusive of VAT
Completion Date:	or such earlier date as may be notified to the Seller by the Buyer on not less than three working days prior written notice.

2.	DEFINITIONS AND INTERPRETATION

2.1	In this agreement:

2.1.1	the terms set out in the main details at clause 1 have the respective meanings given to them there;

2.1.2	terms defined or used in the Standard Conditions have the same meanings when used in this agreement; and

2.1.3	unless the context requires otherwise:
"Documents" means the deeds and documents (if any) listed in schedule 1;
"Incumbrances" means the matters set out in Standard Conditions 3.1.2 (b) to (e) and the matters contained or referred to in the Documents and the registers of the title numbers under which title to the Property is registered;
"Opinion Letter" means a letter in the form annexed as appendix 2 (with such amendments as the parties may agree acting reasonably in good faith) from an appropriate law firm incorporated in the USA;
"Seller's Conveyancers" means DLA Piper UK LLP of 3 Noble Street, London EC2V 7EE (reference: GL/79114.202164);
"Standard Conditions" means the Standard Commercial Property Conditions (Second Edition) and a reference in this agreement to a "Standard Condition" means the respective condition in the Standard Conditions;

"Tenancy Documents" means the leases, tenancy agreements and other agreements conferring rights of occupation and documents ancillary to them listed in schedule 2; and
"VAT" means value added tax and any substituted or similar tax

2.2	In this agreement (unless the context requires otherwise):

2.2.1	words referring to persons include firms and corporate bodies and vice versa, words in singular form include the plural and vice versa and words with any one gender include either other gender;

2.2.2	each of the headings, contents list and frontsheet is for reference only and is not to be referred to when interpreting this agreement;

2.2.3	any reference to any legislative provision includes any subsequent re-enactment or amending provision;

2.2.4	the word "including" and similar words do not limit the general effect of the words which precede them;

2.2.5
the terms "rescind", "determine" and "terminate" may be used interchangeably as having the same meaning in the context of bringing this agreement to an end and the terms "rescission", "determination" and "termination" may be interpreted accordingly; and

2.2.6	a party under an obligation to use "reasonable endeavours" to do something is not thereby obliged to act against its own commercial interests;

2.2.7	an obligation to do something includes an obligation to procure that it is done and an obligation not to do something includes an obligation not to allow it to be done.

3.	AGREEMENT
In consideration of the Purchase Price the Seller agrees to sell and the Buyer agrees to buy the Property subject to:

3.1	the Incumbrances;

3.2	any unregistered interests which fall within any of the paragraphs of schedule 3 to the Land Registration Act 2002; and

3.3	such unregistered interests as may affect the Property to the extent and for so long as they are preserved by the transitional provisions of schedule 12 to the Land Registration Act 2002;
on the terms of this agreement.

4.	STANDARD CONDITIONS

4.1	Except insofar as they are varied by the modifications set out in clause 4.2 or inconsistent with the express provisions of this agreement:

4.1.1	all of the conditions in part 1 of the Standard Conditions; and

4.1.2	the following terms of part 2 of the Standard Conditions: none.
are incorporated (and are deemed incorporated for the purposes of section 2 of the Law of Property (Miscellaneous Provisions) Act 1989) in this agreement.

4.2	The modifications to the Standard Conditions are as follows:

4.2.1	for the purposes of Standard Condition 1.1.1(e) "contract rate" means three per cent above the base rate from time to time of The Royal Bank of Scotland plc;

4.2.2
for the purposes of Standard Condition 1.1.1(g) "direct credit" means a direct transfer of cleared funds from either the client account of the Buyer's conveyancers, maintained at a clearing bank, or another account maintained at a clearing bank approved by the Seller's Conveyancers, to an account nominated by the Seller's Conveyancers and maintained at a clearing bank;

4.2.3
Standard Condition 8.3.3 is to be amended to read as follows: "In apportioning any sum, it is to be assumed that the seller owns the property until midday on the day on which the apportionment is to be made so that the income and outgoings on the day on which the apportionment is to be made is to be shared equally between the parties.";

4.2.4	Standard Conditions 8.3.7 and 8.3.8 are to apply only to the extent that clause 12 does not apply;

4.2.5
Standard Condition 8.8.2 is to be construed as if it were followed by the words: "If a notice to complete is served by the Seller or the Buyer, the other will immediately pay to the party which served such notice £350 plus VAT towards the costs of preparing and serving such notice";

4.2.6
the Seller gives the requisite notice to the Buyer under Standard Condition 9.3.4 to take effect from the Completion Date (but this does not in any way prejudice the Seller's other rights and remedies);

5.	VAT

5.1	Condition 1.4 does not apply.

5.2	In this clause 5:-

5.2.1	"HMRC" means HM Revenue and Customs or such authority as may succeed it in its functions relating to VAT;

5.2.2
"TOGC" means a transfer of a business as a going concern treated as neither a supply of goods nor a supply of services by virtue of article 5 of the Value Added Tax (Special Provisions) Order 1995; and

5.2.3	"Option to Tax" means an Option to Tax the Property for VAT purposes pursuant to part 1 of schedule 10 of the Value Added Tax Act 1994.

5.3
The consideration for all supplies for VAT purposes made or deemed to be made under or in connection with this agreement shall be deemed to be exclusive of VAT. The party receiving the supply in question shall pay to the party making that supply (in addition to the consideration)

all VAT for which the party making the supply is required to account to HMRC in relation to that supply against provision of a valid VAT invoice. Subject to the provisions of clause 5.7, all VAT payable under this agreement shall be paid at the same time as the payment (or provision of consideration) to which the VAT relates.

5.4
The parties believe that the sale of the Property will be treated by HMRC as a TOGC and they shall use their reasonable endeavours to procure that such sale is so treated. This obligation shall not require the Seller to make any appeal against any determination of HMRC that the sale does not amount to a TOGC.

5.5	The Seller warrants to the Buyer that:

5.5.1	it is registered for VAT with registration number 243 4550 77;

5.5.2	it is using the Property for the business of letting to produce rental income; and

5.5.3	it has exercised an Option to Tax and shall not revoke its Option to Tax prior to actual completion and such Option to Tax has not been disapplied in whole or in part.

5.6	The Buyer warrants to the Seller that:

5.6.1
it is or will be on or prior to actual completion a taxable person for the purposes of the Value Added Tax Act 1994 and that it shall not less than two working days prior to actual completion provide the Seller with evidence of that fact;

5.6.2
it has exercised an Option to Tax (with the consent of HMRC where required) and given due notice of this to HMRC and it shall prior to actual completion provide the Seller with copies of such notice, such consent and any acknowledgement received from HMRC of such notice;

5.6.3	it shall not revoke its Option to Tax within six months of actual completion;

5.6.4	it intends to continue the business of the Seller at or in relation to the Property for the business of letting to produce rental income;

5.6.5	it is not buying the Property as a nominee of any other person; and

5.6.6
that article 5(2B) of the Value Added Tax (Special Provisions) Order 1995 (as amended) does not apply to the Buyer in relation to the purchase of the Property (it being agreed that this warranty constitutes a notification to the Seller to that effect with such Order (as amended)).

5.7
If the parties treat the sale at actual completion as a TOGC but it is later determined by HMRC in writing that the sale of the Property was not a TOGC, then within five working days of the Buyer receiving a proper VAT invoice from the Seller and a copy of the written determination the Buyer shall pay to the Seller:-

5.7.1	an amount equal to the VAT chargeable in respect of the supply of the Property; and

5.7.2	an amount equal to any interest and penalty charges for which the Seller is liable to account to HMRC in relation to such VAT except to the extent that such interest or penalty charges arise as a consequence of any delay by the Seller in accounting to HMRC for any VAT received by the Buyer.

5.8
The Seller shall retain its VAT records relating to the Property and shall (at the Buyer's reasonable cost) make them available to the Buyer for inspection and copying at reasonable times on reasonable prior written request during the six years following actual completion.

6.	TITLE

6.1	The Buyer acknowledges that:

6.1.4	subject to clause 6.2 the Seller has provided the Buyer with proof of the title to the Property in accordance with Standard Condition 6.1 and copies of the Tenancy Documents; and

6.1.5	it may not raise requisitions in relation to any of such matters and/or the Incumbrances (save for anything coming to light out of the Buyer's usual pre-completion searches at the Land Registry).

6.2
The documents (if any) marked in schedules 1 and 2 with an asterisk (*) cannot be found. The Buyer is to be satisfied with a copy of such document(s) and may not make any objection or requisition founded on the loss and non-production of such document(s).

7.	DEPOSIT
On exchange of this agreement the Buyer must pay a deposit of 10 per cent of the Purchase Price to the Seller's Conveyancers as stakeholders.

8.	INSURANCE
Subject to the provisions of Standard Condition 7.1 the Property is at the risk of the Buyer.

9.	TRANSFER
The transfer to the Buyer is to be in the form set out in appendix 1.

10.	COMPLETION
If the Seller's Conveyancers agree to complete without the personal attendance of the Buyer's conveyancers, this does not mean that they have agreed to act as the agents of the Buyer's conveyancers at completion. If the Completion Date is a day which is not a working day, completion is to fall due on the last working day beforehand.

11.	REGISTRATION ISSUES RELATING TO THIS AGREEMENT

11.1
The Buyer must not disclose this agreement or provide any copy of this agreement or provide any details (other than those necessary to register a unilateral notice of this agreement against the Seller's title to the Property under rule 83 of the Land Registration Rules 2003) to the Land Registry.

11.2
From the date of actual completion until the registration of the transfer of the Property has been completed in accordance with the provisions of schedule 2 to the Land Registration Act 2002, the Seller:

11.2.1	is not to exercise any rights under the Tenancy Documents without the consent of the Buyer;

11.2.2
will as soon as reasonably practicable notify the Buyer of any notices served on the Seller or proceedings commenced against the Seller after actual completion relating to the Property or the Tenancy Documents;

11.2.3	will at the request and cost of the Buyer take such action, serve such notices and commence such proceedings as the Buyer reasonably requires relating to the Property or Tenancy Documents; and

11.2.4
irrevocably appoints the Buyer to act as its agent and to carry out all such acts and execute all such documents in relation to the Property, or the Tenancy Documents and the matters referred to in clause 11.2.3 as the Buyer may in its absolute discretion consider appropriate.

11.3	The Buyer must indemnify the Seller against any liability arising out of:

11.3.1	the Seller complying with any requests made by the Buyer in accordance with the provisions of clause 11.2.3; or

11.3.2	the appointment of the Buyer as the Seller's agent in accordance with the provisions of clause 11.2.4.

12.	ARREARS OF RENT, ETC

12.1
If at actual completion any rent or other monies payable to the Seller pursuant to any of the Tenancy Documents ("Arrears") have become due but remain unpaid, no apportionment of the Arrears is to be made and the provisions of this clause 12 will apply.

12.2	The Buyer must:-

12.2.3	For a period of six months following the date of actual completion take all reasonably practicable steps promptly to collect the Arrears; and

12.2.4	to account to the Seller for all sums recovered by way of Arrears in relation to period down to actual completion within five working days of the Buyer's receipt.

12.3	Either party which receives any of the Arrears must account to the other for the other's share of the Arrears as soon as practicable.

13.	POSSESSION

13.1	The Property is sold subject to and with the benefit of the Tenancy Documents but otherwise with vacant possession and free from incumbrances other than those referred to in clause 3.

14.	CAPITAL ALLOWANCES

14.1	For the purposes of this clause 14, the terms "disposal value", "fixtures" and "integral features" have the respective meanings attributed to those terms in the Capital Allowances Act 2001.

14.2	The Seller warrants and confirms to the Buyer that:

14.2.1	the Seller has been the beneficial owner of the Property since a date before 1 April 2012;

14.2.2	the Seller has not been and will not be required to bring any disposal value into account in relation to the fixtures or integral features forming part of the Property; and

14.2.3	it will not claim capital allowances on any fixtures or integral features forming part of the Property.

15.	ENTIRE AGREEMENT
The Buyer confirms that it is not entering into this agreement in reliance upon any representation or warranty whether express or implied given by or on behalf of the Seller other than any contained in the Seller's Conveyancers' written replies to enquiries before contract made in writing by the Buyer's conveyancers. This agreement contains the whole agreement between the Seller and the Buyer relating to the sale of the Property and supersedes all previous agreements between such parties on such matter.

16.	RIGHTS OF THIRD PARTIES
A person who is not party to this agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

17.	JURISDICTION
This agreement and any document completed or to be completed in accordance with its terms are to be governed by and construed in accordance with the law of England. The Buyer and the Seller agree to submit to the exclusive jurisdiction of the courts of England in relation to this agreement and any document completed or to be completed in accordance with its provisions.

18.	ENVIRONMENTAL MATTERS
The Buyer acknowledges that:

18.1	it has had full opportunity to inspect and survey the Property and carry out investigations thereon;

18.2	it has satisfied itself as to the condition of the Property; and
that accordingly, it accepts that in the event of a determination falling to be made in respect of the Property under section 78F of the Environmental Protection Act 1990, the exclusion test set out at paragraphs D.57 to D.61 of the statutory guidance issued under section 78F(6) and (7) of that Act (Test 3 - "Sold with Information") should apply on the transfer of the Property so as to transfer any liabilities relating to the condition of the Property from the Seller to the Buyer.

19.	CONFIDENTIALITY
Save otherwise than in accordance with the provisions of clause 11.1, no party to this agreement shall without the prior consent of the other disclose or publish or cause disclosure or publication of the existence and/or financial terms of this agreement save

19.1	as required by any statututory or regulatory authority; or

19.2	by way of a press release by the Buyer which does not reveal the identity of the Seller, substantively in the form previously disclosed to the Seller's solicitor, and each party shall keep all such information confidential.

20.	OPINION LETTER

20.1	On the date of this agreement the Buyer shall provide to the Seller an Opinion Letter.

20.2	At actual completion the Buyer shall provide to the Seller an Opinion Letter.

20.3	The Seller shall be under no obligation to complete this agreement unless the Buyer has complied with its obligations under clause 20.2.

21.	JURISDICTION
This agreement and any document completed or to be completed in accordance with its terms are to be governed by and construed in accordance with the law of England. The Buyer and the Seller agree to submit to the exclusive jurisdiction of the courts of England in relation to this agreement and any document completed or to be completed in accordance with its provisions.

SCHEDULE 1: DOCUMENTS

No.	Date	Nature of document	Parties
None.

SCHEDULE 2:     TENANCY DOCUMENTS

1.	22/03/2002	Counterpart Lease	(1) Elrond Associates Limited (2) Focus (DIY) Limited (3) Focus Group Limited
2.	02/04/2002	Counterpart Licence for Fitting Out Works	(1) Elrond Associates Limited (2) Focus (DIY) Limited (3) Focus Group Limited
3.	26/08/2008	Rent Review Memorandum	(1) St James's Place UK Plc (2) Focus (DIY) Limited (3) Focus No. 1 Limited
4.	09/09/2011	Counterpart Licence to Assign
(1) St James's Place UK Plc
(2) Focus (DIY) Limited (in administration)
(3) Simon Allport, Alan Michael Hudson and Thomas Andrew Jack
(4) Wickes Building Supplies Limited
(5) Travis Perkins (Properties) Limited

5.	09/09/2011	Counterpart Deed of Covenant and Variation	(1) St James's Place UK Plc (2) Wickes Building Supplies Limited (3) Travis Perkins (Properties) Limited
6.	09/09/2011	Side Letter	(1) St James's Place UK Plc (2) Wickes Building Supplies Limited
7.	09/09/2011	Receipted copy Side Letter	(1) St James's Place UK Plc (2) Wickes Building Supplies Limited
8.	09/09/2011	Rent Review Memorandum *	(1) St James's Place UK Plc (2) Wickes Building Supplies Limited
9.	09/09/2011	Rent Review Memorandum	(1) St James's Place UK Plc (2) Wickes Building Supplies Limited
10.	19/09/2011	Notice of Assignment
11.	14/12/2011	Licence to Alter	(1) St James's Place UK Plc (2) Wickes Building Supplies Limited (3) Travis Perkins (Properties) Limited

Signed for and on behalf of ARC WKSOTUK001, LLC by:	))	Signature

Name (block capitals)
Director/authorised signatory

APPENDIX 1: AGREED FORM OF THE TRANSFER

APPENDIX 2:    AGREED FORM OF THE TRANSFER

APPENDIX 3:    AGREED FORM OF OPINION LETTER